UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2019
____________________________________
UNITED TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10 Farm Springs Road
Farmington, Connecticut 06032
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code
(860) 728-7000
N/A
(Former name or former address, if changed since last report)
____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value)	UTX	New York Stock Exchange
(CUSIP 913017 10 9)
1.125% Notes due 2021	UTX 21D	New York Stock Exchange
(CUSIP 913017 CD9)
1.250% Notes due 2023	UTX 23	New York Stock Exchange
(CUSIP U91301 AD0)
1.150% Notes due 2024	UTX 24A	New York Stock Exchange
(CUSIP 913017 CU1)
1.875% Notes due 2026	UTX 26	New York Stock Exchange
(CUSIP 913017 CE7)
2.150% Notes due 2030	UTX 30	New York Stock Exchange
(CUSIP 913017 CV9)
Floating Rate Notes due 2019	UTX 19C	New York Stock Exchange
(CUSIP 913017 CS6)
Floating Rate Notes due 2020	UTX 20B	New York Stock Exchange
(CUSIP 913017 CT4)

Section 5 - Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders.
United Technologies Corporation (“UTC” or "Company") held its 2019 Annual Meeting of Shareowners on April 29, 2019. As of February 28, 2019, the record date for the meeting, 862,332,297 shares of UTC common stock were issued and outstanding. A quorum of 775,594,061 shares of common stock was present or represented at the meeting.
The shareowners voted on the following matters and cast their votes as described below.

1)
Election of Directors. The following individuals were elected to serve as directors for a term expiring at the 2020 Annual Meeting of Shareowners or upon the election and qualification of their successors. The voting results for each of the nominees are as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Lloyd J. Austin III	667,748,004	2,164,347	912,460	104,769,250
Diane M. Bryant	668,142,442	1,851,160	831,209	104,769,250
John V. Faraci	612,487,578	57,441,269	895,964	104,769,250
Jean-Pierre Garnier	641,973,940	27,599,259	1,251,612	104,769,250
Gregory J. Hayes	648,704,840	19,413,833	2,706,138	104,769,250
Christopher J. Kearney	668,112,482	1,823,070	889,259	104,769,250
Ellen J. Kullman	656,662,653	13,171,438	990,720	104,769,250
Marshall O. Larsen	659,052,719	10,904,225	867,867	104,769,250
Harold W. McGraw III	660,660,798	8,875,362	1,288,651	104,769,250
Margaret L. O'Sullivan	667,423,233	2,038,957	1,362,621	104,769,250
Denise L. Ramos	668,103,277	1,906,886	814,648	104,769,250
Fredric G. Reynolds	655,324,197	14,456,155	1,044,459	104,769,250
Brian C. Rogers	664,536,577	5,396,585	891,649	104,769,250
2) A proposal that shareowners approve, on an advisory basis, the compensation of UTC’s named executive officers. The proposal was approved and the voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
643,510,519	24,992,494	2,321,798	104,769,250
3) A proposal to appoint PricewaterhouseCoopers LLP, a firm of independent registered public accountants, to serve as UTC's Independent Auditor for 2019 until the next Annual Meeting in 2020. The proposal was approved and the voting results are as follows:

Votes For	Votes Against	Abstentions
753,668,107	20,952,194	973,760
4) A proposal that shareowners approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate Article Ninth, which requires a supermajority voting standard for the approval of certain business combination transactions. The proposal was not approved because the requisite 80% of the outstanding shares did not vote in favor of the proposal. The voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
662,515,053	6,599,335	1,710,423	104,769,250

5) A proposal that shareowners ratify the 15% special meeting ownership threshold in the Company's Bylaws. The proposal was approved and the voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
663,155,515	5,620,448	2,048,848	104,769,250

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: May 2, 2019	By:	/S/ PETER J. GRABER-LIPPERMAN
Peter J. Graber-Lipperman
Corporate Vice President, Secretary and Associate General Counsel